UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2007

Penwest Pharmaceuticals Co.
(Exact Name of Registrant as Specified in Charter)

Washington (State or Other Juris- diction of Incorporation	000-23467 (Commission File Number)	91-1513032 (IRS Employer Identification No.)

39 Old Ridgebury Road, Suite 11 Danbury, Connecticut (Address of Principal Executive Offices)	06810-5120 (Zip Code)
Registrant’s telephone number, including area code: (877) 736-9378
n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1 BAICHWAL TERMINATION AGREEMENT
EX-10.2 STANIFORTH TERMINATION AGREEMENT

Item 1.01.      Entry into a Material Definitive Agreement
Baichwal Termination Agreement. On February 1, 2007, Penwest Pharmaceuticals Co. (the “Company”) entered into a Termination Agreement with Anand Baichwal, the Company’s Senior Vice President, Licensing and Chief Scientific Officer, terminating specified provisions of the Recognition and Incentive Agreement dated as of May 14, 1990, as amended, between the Company and Dr. Baichwal.
Under the Recognition and Incentive Agreement, the Company was obligated to pay Dr. Baichwal on an annual basis in arrears (i) one-half of one percent of the Company’s “net sales” (as defined in the Recognition and Incentive Agreement) of “TIMERx material” (as defined in the Recognition and Incentive Agreement) to third parties, (ii) one-half of one percent of royalties received by the Company under licenses, collaborations or other exploitation agreements with third parties with respect to the sale, license, use or exploitation by such third parties of products based on or incorporating the TIMERx material, and (iii) one-half of one percent of payments made in lieu of such net sales or royalties and received by the Company. Pursuant to the Termination Agreement, the Company and Dr. Baichwal terminated this payment obligation and agreed that the Company would have no further obligation to make any payments to Dr. Baichwal under the Recognition and Incentive Agreement except for amounts owed with respect to 2006. In consideration for such agreement, the Company agreed to pay Dr. Baichwal $770,000 in cash and to issue to him 19,696 shares of the Company’s common stock.
Staniforth Termination Agreement. On February 1, 2007, the Company entered into a Termination Agreement with John Staniforth, a director of and consultant to the Company, terminating the Royalty Agreement dated as of September 25, 1992, as amended, between the Company and Dr. Staniforth.
Under the Royalty Agreement, the Company was obligated to pay Dr. Staniforth on an annual basis in arrears one-half of one percent of the Company’s “net sales” (as defined in the Royalty Agreement) of “TIMERx material” (as defined in the Royalty Agreement) related to the products covered by the TIMERx patents. Pursuant to the Termination Agreement, the Company and Dr. Staniforth terminated this payment obligation and agreed that the Company would have no further obligation to make any payments to Dr. Staniforth under the Royalty Agreement except for amounts owed with respect to 2006. In consideration for such agreement, the Company agreed to pay Dr. Staniforth $770,000 in cash and to issue to him 19,696 shares of the Company’s common stock.
The Termination Agreements with Drs. Baichwal and Staniforth were approved by the Board of Directors of the Company and the Audit Committee of the Board of Directors of the Company.
Item 9.01.      Financial Statements and Exhibits

(d)	Exhibits

	10.1	Termination Agreement dated as of February 1, 2007 by and between Anand Baichwal and the Company.

	10.2	Termination Agreement dated as of February 1, 2007 by and between John Staniforth and the Company

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENWEST PHARMACEUTICALS CO.
Date: February 2, 2007	By:	/s/ Benjamin L. Palleiko
Benjamin L. Palleiko
Senior Vice President, Corporate Development and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Termination Agreement dated as of February 1, 2007 by and between Anand Baichwal and the Company.

10.2	Termination Agreement dated as of February 1, 2007 by and between John Staniforth and the Company